Mail to: Secretary of State
                             Corporations Section      Filed with the
                           1560 Broadway, Suite 200    Secretary of
                               Denver, CO 80202        State on 02-12-98
                                (303) 894-2251
MUST BE TYPED                 Fax  (303) 894-2242
FILING FEE: $25.00                                Please include a typed
MUST SUBMIT TWO COPIES                            self-addressed envelope
                            ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Allied Wireless, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on January 23, 1998, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

----- No shares have been issued or Directors Elected - Action by Incorporators

----- No shares have been issued but Directors Elected - Action by Directors

----- Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

  X       Such amendment was adopted by a vote of the shareholders.  The
----- number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is SkyLynx Communications, Inc.

FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

If these amendments are to have a delayed effective date, please list that date:
            ------------------------------------------------------
           (Not to exceed ninety (90) days from the date of filing)

                                    ALLIED WIRELESS, INC.



                                    By:/s/ Gary Brown
                                       --------------------------------
                                       Gary Brown, President